Exhibit 10.32

                           VideoLan Technologies, Inc.

                                OPTION AGREEMENT

                             Incentive Stock Option

Name of Optionee ("Optionee"): ___     Social Security No.: _______

Date of Grant:  ___________ No. of Shares: _____ Exercise per Share: $___

     By accepting the grant of the option (the "Option") referred to above, the optionee named above (the "Optionee") hereby agrees to the terms of this Option Agreement. The Option has been granted pursuant to the Amended and Restated 1995 Stock Option Plan (the "Plan") of VideoLan Technologies, Inc. (the "Corporation"). All capitalized terms herein shall have the meanings set forth in the Plan.

     Vesting Schedule

     Subject to the earlier termination provisions set forth below, the Option shall vest and become exercisable according to the following schedule:

                                                Aggregate No. of Shares
      Date                                      Which May Be Exercised
      ----                                      ----------------------
      On or after February 09, 1999             2,050
      On or after February 09, 2000             2,050

     Manner of Exercise of the Option. The Option may be exercised by the Optionee by giving written notice to the Corporation specifying the number of Shares with respect to which the Option is being exercised.

     Termination. The Option and all rights of the Optionee hereunder, to the extent not previously exercised, shall terminate on the earliest of the following dates:

          (1) August 08, 2001;

          (2) The date of termination of the Optionee's employment by the Corporation (for any reason other than death); provided, however, that, in the case of the termination of employment of the Optionee by the Corporation, the rights, if any, which were immediately exercisable by the Optionee hereunder and under the Plan at the date of such termination of employment may be exercised by the

Optionee during the period ending thirty (30) days after the date of such termination, but in no event after August 08, 2001;

          (3) The date of termination of the Optionee's employment by reason of his death; provided, however, that the rights, if any, which were immediately exercisable by the Optionee at the date of his death may be exercised by the Optionee's legal representatives during the period ending ninety (90) days after the date of the Optionee's death, but in no event after August 08, 2001;

          (4) Thirty days following the date on which the Optionee receives a Cancellation Notice from the Corporation as provided below.

     Cancellation of Option. The Corporation shall have the right to terminate the right of the Optionee to exercise the Option, effective thirty (30) days after receipt by the Optionee of a written notice from the Corporation informing the Optionee that this Option is to be cancelled (the "Cancellation Notice"). The Corporation may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Corporation's assets, or (ii) a merger, consolidation or other corporate transaction in which the Corporation would not be the surviving entity. Following receipt of a Cancellation Notice and during the period prior to the effective date of the termination, the Optionee shall have the right to exercise the Option (to the extent not previously exercised) with respect to all Shares, if any, which were immediately exercisable by the Optionee hereunder during the period following receipt of a Cancellation Notice until the effective date of the termination.

     Modification of Agreement. The Optionee consent to any amendment of the Plan and of this Agreement which the Board of Directors in its sole direction and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of the Option to comply with any applicable rules and regulations of the Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of
Section 16 of the Securities Exchange Act of 1934. Except as otherwise provided herein, this Agreement may not be amended or modified except pursuant to an agreement in writing signed by the Corporation and the Optionee.

                                    VIDEOLAN TECHNOLOGIES, INC.


                                    By:   ____________________________
                                          Steven B. Rothenberg